Exhibit 99.1

Greif Reports Fiscal Third Quarter 2025 Results
DELAWARE, Ohio (August 27, 2025) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, today announced fiscal third quarter 2025 results.
As previously announced, on June 30, 2025, we entered into a definitive agreement to divest our containerboard business, including our CorrChoice sheet feeder system (the “Containerboard Business”), in an all-cash transaction for $1.8 billion to Packaging Corporation of America. The transaction is expected to close effective as of August 31, 2025, subject to customary closing conditions. As a result, the Containerboard Business is presented as discontinued operations beginning in the third quarter of 2025. Unless otherwise noted, the discussions and disclosure tables throughout this press release relate only to our continuing operations.
Fiscal Third Quarter 2025 Financial Highlights:
(all current period results are compared to the third quarter of 2024 and both periods reflect only continuing operations unless otherwise noted)
•Net income decreased 49.6% to $39.3 million or $0.67 per diluted Class A share compared to net income of $78.0 million or $1.35 per diluted Class A share primarily due to a $46.1 million gain from the divestiture of Delta Petroleum Company, Inc. during the third quarter of 2024 (the “Delta Divestiture”). Net income, excluding the impact of adjustments(1), increased 11.6% to $60.4 million or $1.03 per diluted Class A share compared to net income, excluding the impact of adjustments, of $54.1 million or $0.92 per diluted Class A share.
•Combined Adjusted EBITDA(2) increased 11% to $220.9 million compared to Combined Adjusted EBITDA of $199.4 million. Net income for the current period from continuing operations and discontinued operations was $39.3 million and $24.7 million, respectively, compared to $78.0 million and $9.1 million, also respectively.
•Adjusted EBITDA(3) increased 2.4% to $160.7 million compared to Adjusted EBITDA of $157.0 million.
•Net cash provided by operating activities increased by $123.1 million to a source of $199.9 million. Adjusted free cash flow(4) increased by $136.4 million to a source of $170.7 million.
•Total debt of $2,717.0 million decreased by $192.5 million. Net debt(5) decreased by $283.5 million to $2,431.8 million. Our leverage ratio(6) decreased to 3.1x from 3.6x in the prior year quarter.
Strategic Actions and Announcements
•Signed definitive agreement for the sale of timberlands business for $462.0 million to Molpus Woodlands Group, subject to customary closing conditions, with the closing anticipated October 1, 2025.
•Previously announced planned sale of Greif’s Containerboard Business expected to close effective as of August 31, 2025.
•Continuing to make progress on cost optimization initiatives, with run-rate savings of $20.0 million achieved by the end of Q3 2025 and already at the midpoint of our committed $15 - $25 million range.
•Our Board of Directors declared quarterly cash dividends reflecting an increase of $0.02 per share on our Class A Common Stock and $0.03 per share on our Class B Common Stock, respectively, from the prior quarter’s dividends on such shares, continuing our Board’s commitment to increasing direct shareholder return while also continuing to invest in our business.
Commentary from CEO Ole Rosgaard
“Greif continued to execute this quarter, as evidenced in particular by our strong $171 million of adjusted free cash flow generation.” stated Ole Rosgaard, President and Chief Executive Officer of Grief. “While demand remains mixed, we are driving cash production, ramping up our cost optimization, and executing on portfolio changes all of which give us high confidence in achieving our long-term commitments and creating value for our investors.”

(1)    Adjustments that are excluded from net income before adjustments and from earnings per diluted Class A share before adjustments are acquisition and integration related costs, restructuring and other charges, non-cash asset impairment charges, (gain) loss on disposal of properties, plants and equipment, net, (gain) loss on disposal of businesses, net, and other costs.
(2)    See the financial schedules that are part of this release for a GAAP to Non-GAAP reconciliation of Adjusted EBITDA from discontinued operations and for the calculation of Combined Adjusted EBITDA.
(3)     Adjusted EBITDA is defined as net income, plus interest expense, net, plus other (income) expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring and other charges, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants and equipment, net, plus (gain) loss on disposal of businesses, net, plus other costs.
(4)    Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for integration related Enterprise Resource Planning (ERP) systems and equipment, plus cash paid for other nonrecurring costs. The cash flows from Containerboard Business have not been segregated and are included within the adjusted free cash flow.
(5)    Net debt is defined as total debt less cash and cash equivalents.
(6)    Leverage ratio for the periods indicated is defined as adjusted net debt divided by trailing twelve month Adjusted EBITDA, each as calculated under the terms of the Company’s Second Amended and Restated Credit Agreement dated as of March 1, 2022, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2022 (the “2022 Credit Agreement”). As calculated under the 2022 Credit Agreement, adjusted net debt was $2,382.2 million and $2,608.5 million as of July 31, 2025 and July 31, 2024, respectively, and trailing twelve month Credit Agreement EBITDA was $775.1 million and $730.5 million as of July 31, 2025 and July 31, 2024, respectively. Credit Agreement EBITDA includes total company consolidated results, which includes continuing operations and discontinued operations, as approved by our creditors under the 2022 Credit Agreement.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement, and should be read together with, our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Fiscal Third Quarter 2025 Segment Results:
(all current period results are compared to the third quarter of 2024 and both periods reflect only continuing operations unless otherwise noted)
Net sales are impacted mainly by the volume of products sold, selling prices and product mix, and the impact of changes in foreign currencies against the U.S. Dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the fiscal third quarter of 2025 as compared to the prior year quarter for the business segments indicated.

Net Sales Impact	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Integrated Solutions
Currency Translation	2.4%	2.7%	(0.1)%	0.8%
Volume	2.2%	(5.8)%	(7.6)%	2.6%
Selling Prices and Product Mix	3.3%	(2.7)%	2.1%	1.2%
Total Impact	7.9%	(5.8)%	(5.6)%	4.6%
Customized Polymer Solutions
Net sales increased by $25.1 million to $339.8 million primarily due to $7.0 million attributable to higher volumes and $10.5 million from higher average selling prices and positive foreign currency translation impacts.
Gross profit increased by $10.1 million to $70.7 million. The increase in gross profit was primarily due to the same factors that impacted net sales, partially offset by higher raw material costs and higher manufacturing costs.
Operating profit decreased by $0.8 million to $8.8 million primarily due to higher SG&A expenses related to higher compensation expenses and higher restructuring and other charges, partially offset by the same factors that impacted gross profit.
Adjusted EBITDA decreased by $1.1 million to $39.4 million primarily due to the same factors that impacted operating profit.
Durable Metal Solutions
Net sales decreased by $24.3 million to $399.8 million primarily due to $24.6 million attributable to lower volumes.
Gross profit increased by $0.7 million to $86.4 million. The increase in gross profit was primarily due to lower raw material costs, partially offset by the same factors that impacted net sales.
Operating profit increased by $1.4 million to $37.6 million primarily due to the same factors that impacted gross profit.
Adjusted EBITDA increased by $2.1 million to $47.7 million primarily due to the same factors that impacted gross profit.
Sustainable Fiber Solutions
Net sales decreased by $17.6 million to $308.0 million primarily due to $24.5 million attributable to lower volumes, partially offset by $6.8 million from higher published containerboard and boxboard prices.
Gross profit increased by $7.5 million to $75.4 million. The increase in gross profit was primarily due to lower raw material costs and lower manufacturing costs, partially offset by the same factors that impacted net sales.
Operating profit decreased by $12.7 million to $23.2 million primarily due to higher restructuring and other charges related to plant closures, partially offset by the same factors that impacted gross profit.
Adjusted EBITDA increased by $8.4 million to $65.5 million primarily due to the same factors that impacted gross profit.
Integrated Solutions
Net sales decreased by $13.4 million to $87.1 million primarily due to a $14.3 million impact from the Delta Divestiture during the third quarter of 2024.
Gross profit decreased by $5.9 million to $24.8 million. The decrease in gross profit was primarily due to the Delta Divestiture.

Operating profit decreased by $51.5 million to $3.5 million primarily due to a $46.1 million gain from the Delta Divestitures during the third quarter of 2024 and the same factors that impacted gross profit.
Adjusted EBITDA decreased by $5.7 million to $8.1 million primarily due to the same factors that impacted gross profit.
Tax Summary
During the third quarter, we recorded an income tax rate of 21.1 percent and a tax rate excluding the impact of adjustments of 22.4 percent. Calculating income tax expense during interim periods frequently causes fluctuations in our quarterly effective tax rates. For fiscal 2025, we expect our tax rate and our tax rate excluding adjustments to range between 27.0 to 32.0 percent.
Dividend Summary
On August 26, 2025, the Board of Directors declared quarterly cash dividends of $0.56 per share of Class A Common Stock and $0.84 per share of Class B Common Stock. Dividends are payable on October 1, 2025, to stockholders of record at the close of business on September 16, 2025.

Company Outlook

(in millions)	Fiscal 2025 Outlook Reported at Q3
Combined Adjusted EBITDA	$725 - $735
Adjusted free cash flow	$305 - $315
Note: Fiscal 2025 net income guidance, inclusive of both continuing and discontinued operations, the most directly comparable GAAP financial measure to Adjusted EBITDA, is not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses or properties, plants and equipment, net; non-cash asset impairment charges due to unanticipated changes in the business; restructuring and other related activities; acquisition and integration related costs; and ongoing initiatives under our Build to Last strategy. No reconciliation of the 2025 guidance estimate of Adjusted EBITDA, a non-GAAP financial measure which excludes restructuring and other charges, acquisition and integration related costs, non-cash asset impairment charges, (gain) loss on the disposal of properties, plants, equipment and businesses, net, and other costs, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in net income, the most directly comparable GAAP financial measure, without unreasonable efforts. A reconciliation of the 2025 guidance estimate of Adjusted free cash flow to fiscal 2025 forecasted net cash provided by operating activities, inclusive of both continuing and discontinued operations, the most directly comparable GAAP financial measure, is included in this release.
Conference Call
The Company will host a conference call to discuss third quarter 2025 results on August 28, 2025, at 8:30 a.m. Eastern Time (ET). Participants may access the call using the following online registration link: https://register-conf.media-server.com/register/BI117da9dd16e34a2c9a36e584f62df471. Registrants will receive a confirmation email containing dial in details and a unique conference call code for entry. Phone lines will open at 8:00 a.m. ET on August 28, 2025. A digital replay of the conference call will be available two hours following the call on the Company’s web site at http://investor.greif.com.
Investor Relations contact information
Bill D’Onofrio, Vice President, Corporate Development & Investor Relations, 614-499-7233. Bill.Donofrio@greif.com
About Greif
Founded in 1877, Greif is a global leader in performance packaging located in 40 countries. The company delivers trusted, innovative, and tailored solutions that support some of the world’s most demanding and fastest-growing industries. With a commitment to legendary customer service, operational excellence, and global sustainability, Greif packages life’s essentials – and creates lasting value for its colleagues, customers, and other stakeholders. Learn more about the company’s Customized Polymer, Sustainable Fiber, Durable Metal, and Integrated Solutions at www.greif.com and follow Greif on Instagram and LinkedIn.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied.
Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) our global operations subject us to political risks, instability and currency exchange that could adversely affect our results of operations, (iii) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (v) we operate in highly competitive industries, (vi) our business is sensitive to changes in industry demands and customer preferences, (vii) raw material shortages, price fluctuations, global supply chain disruptions and increased inflation may adversely impact our results of operations, (viii) energy and transportation price fluctuations and shortages may adversely impact our manufacturing operations and costs, (ix) we may encounter difficulties or liabilities arising from acquisitions or divestitures, (x) we may incur additional rationalization costs and there is no guarantee that our efforts to reduce costs will be successful, (xi) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xii) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xiii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xiv) our business may be adversely impacted by work stoppages and other labor relations matters, (xv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage and general insurance premium and deductible increases, (xvi) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xvii) a cyber-attack, security breach of customer, employee, supplier or Company information and data privacy risks and costs of compliance with new regulations may have a material adverse effect on our business, financial condition, results of operations and cash flows, (xviii) we could be subject to changes in our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xix) we have a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations, (xx) changing climate, global climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxi) we may be unable to achieve our greenhouse gas emission reduction target by 2030, (xxii) legislation/regulation related to environmental and health and safety matters could negatively impact our operations and financial performance, (xxiii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, and (xxiv) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws.
The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission.
All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

/GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three months ended July 31,			Nine months ended July 31,
(in millions, except per share amounts)	2025	2024		2025	2024
Net sales	$1,134.7	$1,164.9		$3,231.8	$3,247.9
Cost of products sold	877.4	920.0		2,519.9	2,576.7
Gross profit	257.3	244.9		711.9	671.2
Selling, general and administrative expenses	157.0	152.8		475.9	443.6
Acquisition and integration related costs	1.2	2.0		5.4	16.1
Restructuring and other charges	25.2	2.7		42.5	1.6
Non-cash asset impairment charges	3.4	0.2		27.8	1.9
(Gain) loss on disposal of properties, plants and equipment, net	(2.6)	(3.4)		(3.7)	(6.4)
(Gain) loss on disposal of businesses, net	—	(46.1)		1.4	(46.1)
Operating profit	73.1	136.7		162.6	260.5
Interest expense, net	14.5	18.8		46.3	29.4
Other (income) expense, net	2.8	0.8		3.0	9.5
Income from continuing operations before income tax (benefit) expense and equity earnings of unconsolidated affiliates, net	55.8	117.1		113.3	221.6
Income tax (benefit) expense	11.8	33.5		38.0	16.0
Equity earnings of unconsolidated affiliates, net of tax	(0.7)	(0.9)		(1.5)	(2.1)
Net income from continuing operations	44.7	84.5		76.8	207.7
Net income from discontinued operations, net of tax	24.7	9.1		61.5	12.2
Net income	69.4	93.6	—	138.3	219.9
Net income attributable to noncontrolling interests	(5.4)	(6.5)		(18.4)	(21.2)
Net income attributable to Greif, Inc.	$64.0	$87.1		$119.9	$198.7
Basic earnings per share attributable to Greif, Inc. common shareholders:
Earnings from continuing operations per Class A common stock	$0.67	$1.35		$1.01	$3.24
Earnings from discontinued operations per Class A common stock	$0.43	$0.16		$1.06	$0.21
Class A common stock	$1.10	$1.51		$2.07	$3.45
Earnings from continuing operations per Class B common stock	$1.02	$2.02		$1.51	$4.84
Earnings from discontinued operations per Class B common stock	$0.64	$0.24		$1.59	$0.32
Class B common stock	$1.66	$2.26		$3.10	$5.16
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Earnings from continuing operations per Class A common stock	$0.67	$1.34		$1.01	$3.23
Earnings from discontinued operations per Class A common stock	$0.43	$0.16		$1.06	$0.21
Class A common stock	$1.10	$1.50		$2.07	$3.44
Earnings from continuing operations per Class B common stock	$1.02	$2.02		$1.51	$4.84
Earnings from discontinued operations per Class B common stock	$0.64	$0.24		$1.59	$0.32
Class B common stock	$1.66	$2.26		$3.10	$5.16
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.1	25.8		26.1	25.7
Class B common stock	21.3	21.3		21.3	21.3
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.3	26.1		26.2	25.9
Class B common stock	21.3	21.3		21.3	21.3

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	July 31, 2025	October 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$285.2	$197.7
Trade accounts receivable	684.9	638.7
Inventories	333.0	328.1
Current assets held for sale	465.2	202.4
Other current assets	227.1	182.5
	1,995.4	1,549.4
Long-term assets
Goodwill	1,695.8	1,655.5
Intangible assets	853.1	932.7
Operating lease right-of-use assets	186.9	218.8
Noncurrent assets held for sale	631.9	638.3
Other long-term assets	237.8	269.9
	3,605.5	3,715.2
Properties, plants and equipment	1,134.2	1,383.0
	$6,735.1	$6,647.6
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$435.8	$458.6
Short-term borrowings	401.9	18.6
Current portion of long-term debt	95.8	95.8
Current portion of operating lease liabilities	43.4	46.9
Current liabilities held for sale	125.0	101.0
Other current liabilities	309.8	293.5
	1,411.7	1,014.4
Long-term liabilities
Long-term debt	2,219.3	2,626.2
Operating lease liabilities	145.4	174.4
Noncurrent liabilities held for sale	54.5	59.8
Other long-term liabilities	574.7	525.4
	2,993.9	3,385.8

Redeemable noncontrolling interests	91.4	129.9
Equity
Total Greif, Inc. equity	2,194.2	2,082.4
Noncontrolling interests	43.9	35.1
Total equity	2,238.1	2,117.5
	$6,735.1	$6,647.6

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS*
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$69.4	$93.6	$138.3	$219.9
Depreciation, depletion and amortization	64.7	67.1	197.7	193.4
Asset impairments	3.4	0.2	27.8	1.9
Deferred income tax expense (benefit)	2.7	(0.2)	(0.5)	(53.6)
Gain on disposal of businesses, net	1.2	(46.1)	2.6	(46.1)
Other non-cash adjustments to net income	(21.2)	1.3	15.4	42.0
Operating working capital changes	4.9	(48.0)	(58.1)	(102.3)
Increase (decrease) in cash from changes in other assets and liabilities	74.8	8.9	(17.7)	(86.4)
Net cash provided by (used in) operating activities	199.9	76.8	305.5	168.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	—	—	(4.6)	(567.6)
Purchases of properties, plants and equipment	(40.8)	(44.8)	(106.5)	(141.4)
Proceeds from the sale of properties, plant and equipment and businesses, net of impacts from the purchase of acquisitions	3.1	4.6	22.7	10.5
Payments for deferred purchase price of acquisitions	(0.7)	(0.5)	(1.9)	(1.7)
Proceeds from hedging derivatives	—	—	22.5	—
Other	(0.1)	(0.5)	(2.4)	(3.6)
Net cash provided by (used in) investing activities	(38.5)	(41.2)	(70.2)	(703.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) on long-term debt, net	(60.2)	(9.1)	(34.8)	661.2
Dividends paid to Greif, Inc. shareholders	(31.4)	(30.1)	(93.8)	(89.8)
Tax withholding payments for stock-based awards	—	—	(7.4)	(10.6)
Purchases of redeemable noncontrolling interest	(40.9)	—	(40.9)	—
Other	(4.3)	(4.0)	(13.6)	(19.1)
Net cash provided by (used in) financing activities	(136.8)	(43.2)	(190.5)	541.7
Effects of exchange rates on cash	7.9	5.8	42.7	6.6
Net increase (decrease) in cash and cash equivalents	32.5	(1.8)	87.5	13.3
Cash and cash equivalents, beginning of period	252.7	196.0	197.7	180.9
Cash and cash equivalents, end of period	$285.2	$194.2	$285.2	$194.2
*Cash flows from Containerboard Business are included

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED EBITDA FROM DISCONTINUED OPERATIONS
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2025	2024	2025	2024
Net income - discontinued operations	$24.7	$9.1	$61.5	$12.2
Plus: Interest expense, net - discontinued operations	20.2	22.5	61.0	66.3
Plus: Income tax (benefit) expense - discontinued operations	8.2	2.7	19.6	(1.0)
Operating profit - discontinued operations	$53.1	$34.3	$142.1	$77.5
Plus: Depreciation and amortization expense - discontinued operations	5.9	8.1	24.2	24.8
Plus: (Gain) loss on disposal of businesses, net - discontinued operations	1.2	—	1.2	—
Adjusted EBITDA - discontinued operations*	$60.2	$42.4	$167.5	$102.3
*Adjusted EBITDA - discontinued operations derived for Containerboard Business.

GREIF, INC. AND SUBSIDIARY COMPANIES
COMBINED ADJUSTED EBITDA
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2025	2024	2025	2024
Adjusted EBITDA*	$160.7	$157.0	$412.4	$403.8
Plus: Adjusted EBITDA - discontinued operations	$60.2	$42.4	$167.5	$102.3
Combined Adjusted EBITDA	$220.9	$199.4	$579.9	$506.1
*Adjusted EBITDA defined in the subsequent schedule.

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2025	2024	2025	2024
Net sales:
Customized Polymer Solutions	$339.8	$314.7	$964.2	$828.3
Durable Metal Solutions	399.8	424.1	1,120.9	1,208.3
Sustainable Fiber Solutions	308.0	325.6	900.3	924.2
Integrated Solutions	87.1	100.5	246.4	287.1
Total net sales	$1,134.7	$1,164.9	$3,231.8	$3,247.9
Gross profit:
Customized Polymer Solutions	$70.7	$60.6	$208.0	$160.3
Durable Metal Solutions	86.4	85.7	232.4	240.8
Sustainable Fiber Solutions	75.4	67.9	201.1	184.5
Integrated Solutions	24.8	30.7	70.4	85.6
Total gross profit	$257.3	$244.9	$711.9	$671.2
Operating profit:
Customized Polymer Solutions	$8.8	$9.6	$28.8	$26.9
Durable Metal Solutions	37.6	36.2	95.1	99.8
Sustainable Fiber Solutions	23.2	35.9	30.3	61.8
Integrated Solutions	3.5	55.0	8.4	72.0
Total operating profit	$73.1	$136.7	$162.6	$260.5
Adjusted EBITDA(7):
Customized Polymer Solutions	$39.4	$40.5	$112.7	$100.5
Durable Metal Solutions	47.7	45.6	122.4	125.0
Sustainable Fiber Solutions	65.5	57.1	155.8	141.7
Integrated Solutions	8.1	13.8	21.5	36.6
Total Adjusted EBITDA	$160.7	$157.0	$412.4	$403.8
Combined Adjusted EBITDA(8)
Adjusted EBITDA	$160.7	$157.0	$412.4	$403.8
Adjusted EBITDA - discontinued operations	60.2	42.4	167.5	102.3
Combined Adjusted EBITDA	$220.9	$199.4	$579.9	$506.1
(7) Adjusted EBITDA is defined as net income, plus interest expense, net, plus other (income) expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring and other charges, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants and equipment, net, plus (gain) loss on disposal of businesses, net, plus other costs, which includes fiscal year-end change costs and share-based compensation impact of disposals of businesses.
(8) Combined Adjusted EBITDA is defined as Adjusted EBITDA, plus Adjusted EBITDA from discontinued operations. The calculation of Adjusted EBITDA from discontinued operations can seen the previous schedule.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2025	2024	2025	2024
Net income	$44.7	$84.5	$76.8	$207.7
Plus: Interest expense, net	14.5	18.8	46.3	29.4
Plus: Other (income) expense, net	2.8	0.8	3.0	9.5
Plus: Income tax (benefit) expense	11.8	33.5	38.0	16.0
Plus: Equity earnings of unconsolidated affiliates, net of tax	(0.7)	(0.9)	(1.5)	(2.1)
Operating profit	$73.1	$136.7	$162.6	$260.5
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.7)	(0.9)	(1.5)	(2.1)
Plus: Depreciation, depletion and amortization expense	58.8	59.0	173.5	168.6
Plus: Acquisition and integration related costs	1.2	2.0	5.4	16.1
Plus: Restructuring and other charges	25.2	2.7	42.5	1.6
Plus: Non-cash asset impairment charges	3.4	0.2	27.8	1.9
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(2.6)	(3.4)	(3.7)	(6.4)
Plus: (Gain) loss on disposal of businesses, net	—	(46.1)	1.4	(46.1)
Plus: Other costs*	0.9	5.0	1.4	5.5
Adjusted EBITDA	$160.7	$157.0	$412.4	$403.8
Plus: Adjusted EBITDA - discontinued operations	60.2	42.4	167.5	102.3
Combined Adjusted EBITDA	$220.9	$199.4	$579.9	$506.1
*includes fiscal year-end change costs and share-based compensation impact of disposals of businesses

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(9)
UNAUDITED

	Three months ended July 31, 2025
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Integrated Solutions	Consolidated
Operating profit	8.8	37.6	23.2	3.5	73.1
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	(0.7)	(0.7)
Plus: Depreciation and amortization expense	23.7	7.3	25.4	2.4	58.8
Plus: Acquisition and integration related costs	1.2	—	—	—	1.2
Plus: Restructuring and other charges	3.3	5.2	15.6	1.1	25.2
Plus: Non-cash asset impairment charges	2.4	—	0.9	0.1	3.4
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(0.2)	(2.6)	—	0.2	(2.6)
Plus: (Gain) loss on disposal of businesses, net	—	—	—	—	—
Plus: Other costs*	0.2	0.2	0.4	0.1	0.9
Adjusted EBITDA	$39.4	$47.7	$65.5	$8.1	160.7
Plus: Adjusted EBITDA - discontinued operations	—	—	60.2	—	60.2
Combined Adjusted EBITDA	$39.4	$47.7	$125.7	$8.1	$220.9

	Three months ended July 31, 2024
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Integrated Solutions	Consolidated
Operating profit	9.6	36.2	35.9	55.0	136.7
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	(0.9)	(0.9)
Plus: Depreciation and amortization expense	27.2	7.3	21.0	3.5	59.0
Plus: Acquisition and integration related costs	1.8	—	0.2	—	2.0
Plus: Restructuring and other charges	1.0	1.0	0.8	(0.1)	2.7
Plus: Non-cash asset impairment charges	—	—	—	0.2	0.2
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(0.1)	(0.1)	(3.1)	(0.1)	(3.4)
Plus: (Gain) loss on disposal of businesses, net	—	—	—	(46.1)	(46.1)
Plus: Other costs*	1.0	1.2	2.3	0.5	5.0
Adjusted EBITDA	$40.5	$45.6	$57.1	$13.8	157.0
Plus: Adjusted EBITDA - discontinued operations	—	—	42.4	—	42.4
Combined Adjusted EBITDA	$40.5	$45.6	$99.5	$13.8	$199.4
*includes fiscal year-end change costs and share-based compensation impact of disposals of businesses

	Nine months ended July 31, 2025
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Integrated Solutions	Consolidated
Operating profit	28.8	95.1	30.3	8.4	162.6
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	(1.5)	(1.5)
Plus: Depreciation and amortization expense	69.7	21.2	75.1	7.5	173.5
Plus: Acquisition and integration related costs	5.4	—	—	—	5.4
Plus: Restructuring and other charges	5.5	7.4	27.7	1.9	42.5
Plus: Non-cash asset impairment charges	3.1	2.2	22.0	0.5	27.8
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(0.2)	(3.8)	0.1	0.2	(3.7)
Plus: (Gain) loss on disposal of businesses, net	—	—	—	1.4	1.4
Plus: Other costs*	0.4	0.3	0.6	0.1	1.4
Adjusted EBITDA	$112.7	$122.4	$155.8	$21.5	412.4
Plus: Adjusted EBITDA - discontinued operations	—	—	167.5	—	167.5
Combined Adjusted EBITDA	$112.7	$122.4	$323.3	$21.5	$579.9

	Nine months ended July 31, 2024
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Integrated Solutions	Consolidated
Operating profit	26.9	99.8	61.8	72.0	260.5
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	(2.1)	(2.1)
Plus: Depreciation and amortization expense	56.7	21.8	80.2	9.9	168.6
Plus: Acquisition and integration related costs	14.8	—	1.3	—	16.1
Plus: Restructuring and other charges	1.4	1.7	(2.2)	0.7	1.6
Plus: Non-cash asset impairment charges	—	0.4	1.3	0.2	1.9
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(0.4)	—	(3.3)	(2.7)	(6.4)
Plus: (Gain) loss on disposal of businesses, net	—	—	—	(46.1)	(46.1)
Plus: Other costs*	1.1	1.3	2.6	0.5	5.5
Adjusted EBITDA	$100.5	$125.0	$141.7	$36.6	403.8
Plus: Adjusted EBITDA - discontinued operations	—	—	102.3	—	102.3
Combined Adjusted EBITDA	$100.5	$125.0	$244.0	$36.6	$506.1
*includes fiscal year-end change costs and share-based compensation impact of disposals of businesses

(9) Adjusted EBITDA is defined as net income, plus interest expense, net, plus other (income) expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring and other charges, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants and equipment, net, plus (gain) loss on disposal of businesses, net, plus other costs. However, because the Company does not calculate net income by segment, this table calculates Adjusted EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of consolidated Adjusted EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(10)
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$199.9	$76.8	$305.5	$168.8
Cash paid for purchases of properties, plants and equipment	(40.8)	(44.8)	(106.5)	(141.4)
Free cash flow	$159.1	$32.0	$199.0	$27.4
Cash paid for acquisition and integration related costs	1.3	2.0	5.5	16.1
Cash paid for integration related ERP systems and equipment(11)	1.1	0.2	4.4	1.1
Cash paid for other nonrecurring costs(12)	9.2	0.1	9.5	0.5
Adjusted free cash flow	$170.7	$34.3	$218.4	$45.1
(10) Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for integration related ERP systems and equipment, plus cash paid for other nonrecurring costs. The cash flows from Containerboard Business are included within adjusted free cash flow.
(11) Cash paid for integration related ERP systems and equipment is defined as cash paid for ERP systems and equipment required to bring the acquired facilities to Greif’s standards.
(12) Cash paid for other nonrecurring costs is defined as cash paid for fiscal year-end change costs and cost optimization.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE AND TAX RATE BEFORE ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax (Benefit) Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Non-Controlling Interest	Net Income (Loss) Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three months ended July 31, 2025	$55.8	$11.8	$(0.7)	$5.4	$39.3	$0.67	21.1%
Acquisition and integration related costs	1.2	0.4	—	—	0.8	0.02
Restructuring and other charges	25.2	6.0	—	—	19.2	0.35
Non-cash asset impairment charges	3.4	0.7	—	—	2.7	0.03
(Gain) loss on disposal of properties, plants and equipment, net	(2.6)	(0.6)	—	—	(2.0)	(0.04)
(Gain) loss on disposal of businesses, net	—	0.3	—	—	(0.3)	(0.01)
Other costs*	0.9	0.2	—	—	0.7	0.01
Excluding adjustments	$83.9	$18.8	$(0.7)	$5.4	$60.4	$1.03	22.4%

Three months ended July 31, 2024	$117.1	$33.5	$(0.9)	$6.5	$78.0	$1.34	28.6%
Acquisition and integration related costs	2.0	0.5	—	—	1.5	0.04
Restructuring and other charges	2.7	0.6	—	—	2.1	0.03
Non-cash asset impairment charges	0.2	0.1	—	—	0.1	—
(Gain) loss on disposal of properties, plants and equipment, net	(3.4)	(0.9)	—	—	(2.5)	(0.04)
(Gain) loss on disposal of businesses, net	(46.1)	(17.3)	—	—	(28.8)	(0.50)
Other costs*	5.0	1.3	—	—	3.7	0.05
Excluding adjustments	$77.5	$17.8	$(0.9)	$6.5	$54.1	$0.92	23.0%

Nine months ended July 31, 2025	$113.3	$38.0	$(1.5)	$18.4	$58.4	$1.01	33.5%
Acquisition and integration related costs	5.4	1.4	—	—	4.0	0.07
Restructuring and other charges	42.5	10.3	—	—	32.2	0.57
Non-cash asset impairment charges	27.8	6.6	—	—	21.2	0.36
(Gain) loss on disposal of properties, plants and equipment, net	(3.7)	(0.9)	—	—	(2.8)	(0.05)
(Gain) loss on disposal of businesses, net	1.4	0.6	—	—	0.8	0.01
Other costs*	1.4	0.4	—	—	1.0	0.01
Excluding adjustments	$188.1	$56.4	$(1.5)	$18.4	$114.8	$1.98	30.0%

Nine months ended July 31, 2024	$221.6	$16.0	$(2.1)	$21.2	$186.5	$3.23	7.2%
Acquisition and integration related costs	16.1	4.0	—	—	12.1	0.21
Restructuring and other charges	1.6	0.3	—	—	1.3	0.02
Non-cash asset impairment charges	1.9	0.5	—	—	1.4	0.02
(Gain) loss on disposal of properties, plants and equipment, net	(6.4)	(1.6)	—	—	(4.8)	(0.08)
(Gain) loss on disposal of businesses, net	(46.1)	(17.3)	—	—	(28.8)	(0.50)
Other costs*	5.5	1.4	—	—	4.1	0.07
Excluding adjustments	$194.2	$3.3	$(2.1)	$21.2	$171.8	$2.97	1.7%
*includes fiscal year-end change costs and share-based compensation impact of disposals of businesses
The impact of income tax (benefit) expense and non-controlling interest on each adjustment is calculated based on tax rates and ownership percentages specific to each applicable entity.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET DEBT
UNAUDITED

(in millions)	July 31, 2025	July 31, 2024
Total debt	$2,717.0	$2,909.5
Cash and cash equivalents	(285.2)	(194.2)
Net debt	$2,431.8	$2,715.3

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
LEVERAGE RATIO
UNAUDITED

Trailing twelve month Credit Agreement EBITDA (in millions)	Trailing Twelve Months Ended 7/31/2025		Trailing Twelve Months Ended 7/31/2024
Net income	$213.9		$293.2
Plus: Interest expense, net	146.5		120.5
Plus: Non-cash pension settlement charge	—		3.5
Plus: Other (income) expense	3.6		10.9
Plus: Income tax (benefit) expense	69.8		24.9
Plus: Equity earnings of unconsolidated affiliates, net of tax	(2.5)		(2.6)
Operating profit	$431.3		$450.4
Less: Equity earnings of unconsolidated affiliates, net of tax	(2.5)		(2.6)
Plus: Depreciation, depletion and amortization expense	265.6		254.6
Plus: Acquisition and integration related costs	7.8		19.6
Plus: Restructuring and other charges	46.3		6.8
Plus: Non-cash asset impairment charges	28.5		18.8
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(6.1)		58.5
Plus: (Gain) loss on disposal of businesses, net	2.7		(110.1)
Plus: Other costs*	(0.4)		7.9
Adjusted EBITDA	$778.2		$709.1
Credit Agreement adjustments to EBITDA(13)	(3.1)		21.4
Credit Agreement EBITDA(16)	$775.1		$730.5

Adjusted net debt (in millions)	For the Period Ended 7/31/2025		For the Period Ended 7/31/2024
Total debt	$2,717.0		$2,909.5
Cash and cash equivalents	(285.2)		(194.2)
Net debt	$2,431.8		$2,715.3
Credit Agreement adjustments to debt(14)	(49.6)		(106.8)
Adjusted net debt	$2,382.2		$2,608.5

Leverage ratio(15)	3.1	x	3.6	x
*includes fiscal year-end change costs and share-based compensation impact of disposals of businesses
(13) Adjustments to EBITDA are specified by the 2022 Credit Agreement and include equity earnings of unconsolidated affiliates, net of tax, certain acquisition savings, deferred financing costs, capitalized interest, income and expense in connection with asset dispositions, and other items.
(14) Adjustments to net debt are specified by the 2022 Credit Agreement and include the European accounts receivable program, letters of credit, balances for swap contracts, and other items.
(15) Leverage ratio is defined as Credit Agreement adjusted net debt divided by Credit Agreement adjusted EBITDA.
(16) Credit Agreement EBITDA includes total company consolidated results, which includes continuous operations and discontinued operations, as approved by our creditors.

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2025 GUIDANCE RECONCILIATION
ADJUSTED FREE CASH FLOW*
UNAUDITED

	Fiscal 2025 Guidance Range
(in millions)	Scenario 1	Scenario 2
Net cash provided by operating activities	$430.0	$435.0
Cash paid for purchases of properties, plants and equipment	(150.5)	(139.5)
Free cash flow	$279.5	$295.5
Cash paid for acquisition and integration related costs	8.0	5.5
Cash paid for integration related ERP systems and equipment	5.5	4.5
Cash paid for other nonrecurring costs	12.0	9.5
Adjusted free cash flow	$305.0	$315.0
*Cash flows from Containerboard Business are included